UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2022

BuzzFeed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 East 18th Street

New York, New York 10003

(Address of registrant’s principal executive offices, and zip code)

(646) 589-8592

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BZFDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control and Severance Plan

On February 4, 2022, the compensation committee of the board of directors of BuzzFeed, Inc. (the “Company”) approved and adopted a Change in Control and Severance Plan (the “Change in Control and Severance Plan”), effective as of February 4, 2022, covering the Company’s executive officers, including the Company’s named executive officers, executive vice presidents and other employees as designated by the Company’s board of directors or the compensation committee. Capitalized terms used but not defined herein have the meaning given to such terms in the Change in Control and Severance Plan.

The Change in Control and Severance Plan provides for benefits upon either a termination by the Company of the participant’s employment without Cause or a resignation by the participant for Good Reason (either, a “Qualifying Termination”). The benefits provided under the Change in Control and Severance Plan vary depending on whether the participant is subject to a Qualifying Termination within the 12-month period following a Change in Control (a “Change in Control Period”). Under the Change in Control and Severance Plan, participants are identified as “Tier 1,” “Tier 2,” “Tier 3” or “Tier 4.” Jonah Peretti, our Founder and Chief Executive Officer, has been designated as a Tier 1 participant. Felicia DellaFortuna, our Chief Financial Officer, has been designated as a Tier 2 participant. Rhonda Powell, our Chief Legal Officer has been designated as a Tier 3 participant.

Tier 1, Tier 2, Tier 3 and Tier 4 participants subject to a Qualifying Termination during a Change in Control Period will be eligible to receive (i) a cash lump-sum severance payment in an amount equal to (a) 24 months, 12 months, 12 months and 9 months, respectively, of his or her then current base salary plus (b) the greater of (x) the pro rata portion of his or her then current target bonus, pro-rated to reflect the partial year of service or (y) 200%, 100%, 100% and 75%, respectively, of his or her current target bonus; (ii) reimbursement of COBRA premiums for a period of up to 24 months, 12 months, 12 months and 9 months, respectively; and (iii) 100% acceleration of unvested equity awards (including those that vest upon performance criteria).

Tier 1, Tier 2, Tier 3 and Tier 4 participants subject to a Qualifying Termination other than during a Change in Control Period will be eligible to receive (i) a cash lump-sum severance payment in an amount equal to (a) 12 months, 9 months, 9 months and 6 months, respectively, of his or her then current base salary plus (b) the greater of (x) the pro rata portion of his or her then current target bonus, pro-rated to reflect the partial year of service or (y) 100%, 75%, 75% and 50%, respectively, of his or her current target bonus; and (ii) reimbursement of COBRA premiums for a period of up to 12 months, 9 months, 9 months and 6 months, respectively.

The Change in Control and Severance Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary is qualified entirely by reference to the full text of the Change in Control and Severance Plan.

Long Term Incentive Program

On February 4, 2022, the compensation committee of the board of the directors of the Company also approved and adopted a Long Term Incentive Program, to provide annual equity awards for the Company’s executive officers, including named executive officers, and certain other key executives and employees.

For 2022, Felicia DellaFortuna will receive an equity award with a value of $900,000 and Rhonda Powell will receive an equity award with a value of $500,000. The equity awards will be granted on February 15, 2022. For 2022, the awards will be time based restricted stock units (“RSUs”), but in future years may be in the form of stock options, performance stock units or a combination of the three types of awards. The number of RSUs will equal the value approved per individual, divided by the average closing trading price of the Company’s common stock for the twenty trading days prior to February 15, 2022. Subject to continued service, the RSUs will vest over a three-year period with 1/3rd of the RSUs vesting on February 15, 2023, with the remainder vesting in eight equal quarterly installments on each May 15, August 15, November 15 and February 15 thereafter.

Item 9.01. Financial Statement and Exhibits.

Exhibit Number	Description
10.1	Change in Control and Severance Plan.
104	Cover Page Interactive Data File.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2022
BuzzFeed, Inc.

	By:	/s/ Jonah Peretti
Name: Jonah Peretti
Title: Chief Executive Officer